UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2019

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37888	46-5726437
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On February 12, 2019, Tabula Rasa HealthCare, Inc., a Delaware corporation (“TRHC”), issued and sold $325,000,000 principal amount of 1.75% Convertible Senior Subordinated Notes due 2026 (the “Notes”), including $40,000,000 principal amount of Notes issued pursuant to the option granted to the Initial Purchasers (as defined below) to purchase additional Notes solely to cover over-allotments (the “Over-Allotment Option”), which was exercised in full on February 8, 2019.  The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Notes are governed by an indenture, dated as of February 12, 2019 (the “Indenture”), between TRHC and U.S. Bank National Association, as trustee (the “Trustee”). The closing of the offering of the Notes, including the Over-Allotment Option, occurred on February 12, 2019. The issuance and sale of the Notes was made pursuant to a purchase agreement, dated February 7, 2019, by and among TRHC and the representatives of the initial purchasers (the “Initial Purchasers”).

The Notes will bear interest at a rate of 1.75% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes will mature on February 15, 2026, unless earlier converted or repurchased.

The initial conversion rate for the Notes is 14.2966 shares of TRHC common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $69.95 per share of TRHC common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events set forth in the Indenture but will not be adjusted for any accrued and unpaid interest. Upon conversion, TRHC will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at TRHC’s election, as set forth in the Indenture.

Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding August 15, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2019 (and only during such calendar quarter), if the last reported sale price of TRHC’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of such period was less than 98% of the product of the last reported sale price of TRHC’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of corporate events specified in the Indenture. On or after August 15, 2025 until the close of business on the first scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

TRHC may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

If TRHC undergoes a fundamental change (as described in the Indenture), holders may require TRHC to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.  Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

The Notes are senior subordinated unsecured obligations of TRHC. The Notes are:

•                  subordinated in right of payment to Credit Facility Indebtedness (as defined in the Indenture);

•                  senior in right of payment to any of TRHC’s indebtedness (other than Credit Facility Indebtedness) that is expressly subordinated in right of payment to the Notes;

•                  equal in right of payment to any of TRHC’s unsecured indebtedness that is not so subordinated and that is not Credit Facility Indebtedness;

•                  effectively junior in right of payment to any of TRHC’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•                  structurally junior to all indebtedness and other liabilities (including trade payables) of TRHC’s subsidiaries.

The following events are “Events of Default” under the Indenture, and may result in the acceleration of the maturity of the Notes:

•                  TRHC defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•                  TRHC defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

•                  failure by TRHC to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

•                  failure by TRHC to give a fundamental change notice, notice of a make-whole fundamental change, or notice of a specified corporate transaction as required by the Indenture, in each case when due;

•                  failure by TRHC to comply with its obligations under the Indenture with respect to certain consolidations, mergers and sales of TRHC’s assets;

•                  failure by TRHC for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of TRHC’s other agreements contained in the Notes or Indenture;

•                  default by TRHC or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of TRHC and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

•                  certain events of bankruptcy, insolvency, or reorganization of TRHC or any of its Significant Subsidiaries (as defined in the Indenture); or

•                  a final judgment or judgments for the payment of $15.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against TRHC or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an Event of Default occurs and is continuing, the Trustee by notice to TRHC, or the holders of at least 25% in principal amount of the outstanding Notes by notice to TRHC and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving TRHC or a Significant Subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and the description of the terms of the Indenture is qualified in its entirety by reference to such exhibit.  The Indenture contains the form of Note, which is filed as Exhibit 4.2 to this Form 8-K, and the description of the Notes is qualified in its entirety by reference to such exhibit.

In connection with the offering of the Notes, including the Over-Allotment Option, TRHC has entered into convertible note hedge transactions with affiliates of certain of the Initial Purchasers (the “option counterparties”) pursuant to the terms of call option confirmations. TRHC has also entered into warrant transactions with the option counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to TRHC’s common stock upon conversion of the Notes and/or offset any potential cash payments TRHC is required to make in excess of the principal amount of converted Notes, as the case may be. The warrant transactions could separately have a dilutive effect on TRHC’s common stock to the extent that the market price per share of TRHC’s common stock exceeds the strike price of the warrants. The initial strike price of the warrants is approximately $105.58 per share, which represents a premium of approximately 100% over the $52.79 per share closing price of TRHC’s common stock on February 7, 2019.

Copies of the call option confirmations and warrant confirmations are filed as Exhibits 10.1 through 10.8 to this Form 8-K and incorporated by reference herein, and the description of the terms of the call option confirmations and warrant confirmations are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Items 1.01 and 2.03 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On February 12, 2019, TRHC issued a press release announcing the closing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of February 12, 2019, between Tabula Rasa HealthCare, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Call Option Confirmation, dated February 7, 2019, between Tabula Rasa HealthCare, Inc. and Citibank, N.A.

10.2	Call Option Confirmation, dated February 7, 2019, between Tabula Rasa HealthCare, Inc. and Bank of America, N.A.

10.3	Warrant Confirmation, dated February 7, 2019, between Tabula Rasa HealthCare, Inc. and Citibank, N.A.

10.4	Warrant Confirmation, dated February 7, 2019, between Tabula Rasa HealthCare, Inc. and Bank of America, N.A.

10.5	Call Option Confirmation, dated February 8, 2019, between Tabula Rasa HealthCare, Inc. and Citibank, N.A.

10.6	Call Option Confirmation, dated February 8, 2019, between Tabula Rasa HealthCare, Inc. and Bank of America, N.A.

10.7	Warrant Confirmation, dated February 8, 2019, between Tabula Rasa HealthCare, Inc. and Citibank, N.A.

10.8	Warrant Confirmation, dated February 8, 2019, between Tabula Rasa HealthCare, Inc. and Bank of America, N.A.

99.1	Press release of Tabula Rasa HealthCare, Inc. issued February 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: February 12, 2019